UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 15, 2005

                                  Nannaco, Inc.
             (Exact name of registrant as specified in its charter)

                                      Texas
                 (State or other jurisdiction of incorporation)

                                    000-50672
                            (Commission File Number)

                                   74-2891747
                        (IRS Employer Identification No.)

             4916 Point Fosdick Dr., Suite 102, Gig Harbor, WA 98335
               (Address of principal executive offices)(Zip Code)


       Registrant's telephone number, including area code: (253) 853-3632


               ---------------------------------------------------
         (Former name or former address, if changed since last report.)




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                                    FORM 8-K
                                  Nannaco, Inc.


Section 1 - Registrant's Business and Operations
Section 2 - Financial Information

Item 2.04 Triggering Event that Accelerates a Direct Financial Obligation

         On August 15, 2005 the Registrant received a notice of default from Devine Capital Markets, LLC, pursuant to a Securities Purchase Agreement, entered into on March 28, 2003, with the Troy and Jennifer Otillio Revocable Trust as the purchaser and Registrant as the seller. Devine Capital Market's notice of default alleges that Registrant failed to issue shares pursuant to debenture conversion rights. If the Registrant is deemed to be in default it is subject to acceleration of the debenture according to which the Registrant would be obligated to repurchase the note for its original amount of $50,000, less the amount of principal paid on the debenture, prior the debenture Due Date of March 28, 2006.

         The Registrant disputes that it is in default on the agreement and is currently working to address and, if appropriate, settle the purchaser's concerns.


Section 3 - Securities and Trading Markets
Section 4 - Matters Related to Accountants and Financial Statements
Section 5 - Corporate Governance and Management
Section 6 - [Reserved]
Section 7 - Regulation FD
Section 8 - Other Events
Section 9 - Financial Statements and Exhibits

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  NANNACO, INC.
                                  (Registrant)


Date: August 19, 2005

/s/ Steve Careaga

-------------------------------
Steve Careaga, Chief Executive Officer